UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

31

Date of Report (Date of Earliest Event Reported):	December 17, 2019

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 Seaport Court, Suite 102, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BVSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2019 annual meeting of the stockholders of BroadVision, Inc. (the “Annual Meeting”) was held on December 17,  2019 in our office located at 460 Seaport Court, Suite 102, Redwood City, California. At the Annual Meeting, our stockholders voted on two proposals, each of which is described in more detail in our definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on November 7,  2019. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

1. Our stockholders elected each of four director nominees to serve for the ensuing year and until their successors are elected and qualified. The votes regarding the election of directors were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Pehong Chen	2,890,602	10,378	811,075
James D. Dixon	2,889,133	11,847	811,075
Robert Lee	2,883,364	17,616	811,075
François Stieger	2,893,108	7,872	811,075

2. Our stockholders ratified the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions
3,604,697	93,503	13,855

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

December 20, 2019	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Chief Financial Officer